Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-292150) on Form S-8 of our report dated 6 August 2025, with respect to the combined carve-out financial statements of Unilever PLC’s Ice Cream business in certain jurisdictions (“the Ice Cream Business”).

/s/ KPMG LLP

London, United Kingdom

18 March 2026